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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of DSC Communications Corporation of our report dated January 26, 1998 included in the 1997 Annual Report to Shareholders of DSC Communications Corporation.

Our audit also included the financial statement schedule of DSC Communications Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39917 and 333-39903) and on Form S-8 (Nos. 2-83398,
2-95833, 33-17459, 33-22745, 33-38544, 33-65212, 33-65214, 33-64784, 33-49718,
33-61423, 33-61425, 333-41963, 333-41929, 333-41951, 333-41957, 333-39469,
333-31215 and 333-45149) of our report dated January 26, 1998 with respect to the financial statements and schedule of DSC Communications Corporation incorporated by reference in this Annual Report (Form 10-K).

/s/ Ernst & Young LLP


Dallas, Texas
March 26, 1998